UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2005

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors of TurboChef Technologies Inc. ("TurboChef” or the “Company"), upon the recommendation of its Compensation Committee, has approved the acceleration of the vesting of all stock options granted under the Company’s 2003 Stock Incentive Plan outstanding at December 31, 2005, including those held by executive officers, so that each such option may become fully vested at that date. As a result of this action, options to purchase approximately 1.8 million shares of TurboChef’s common stock which otherwise would not have been vested as of December 31, 2005 will become exercisable as of that date. In order to retain for the Company’s benefit certain incentive characteristics of the awards, the accelerated vesting of an option is conditioned on the optionee entering into a lock-up agreement (the "Lock-Up") providing that he or she will not, subject to limited exceptions, sell, transfer or otherwise dispose of any shares acquired upon exercise of the accelerated portion of the option before that portion of the option would otherwise have vested under the terms of the applicable option agreement. The foregoing summary of the Lock-Up is qualified in its entirety by reference to the text of the Lock-Up, the form of which is filed as an exhibit to this report.

The purpose of the accelerated vesting of these options is to eliminate the compensation expense that the Company would otherwise recognize in the Consolidated Statement of Operations in future financial statements with respect to these options upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R will generally require that all share-based payments to employees, including grants of stock options, be recognized as compensation expense in the Company’s consolidated financial statements based on their fair values. SFAS 123R becomes effective for TurboChef on January 1, 2006. As a result of accelerating the vesting of these stock options and not having to record stock compensation expense on these options in the future, the Company estimates that future operating expenses over the next three fiscal years will be reduced by an aggregate of approximately $10 million.

The Compensation Committee and the Board of Directors took this action with the belief that it is in the best interest of the shareholders, as it would reduce the compensation expense in future periods without accelerating the full benefit of the awards to the option holders.

In determining the equity component of its future compensation structure, the Company will take into account the impact of FAS 123R on its operating results.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Lock-Up Agreement between the Company and option holders to be entered into as of December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC. (Registrant) By: /s/ James A. Cochran James A. Cochran Senior Vice President and Chief Financial Officer

Date: December 30, 2005